Exhibit 4.1

NUMBER U-__________		UNITS
SEE REVERSE FOR CERTAIN DEFINITIONS	BISON CAPITAL ACQUISITION CORP.
CUSIP [●]

UNITS CONSISTING OF ONE ORDINARY SHARE, ONE RIGHT AND ONE-HALF OF ONE WARRANT

THIS CERTIFIES THAT_______________________________________

is the owner of _______________________________________ Units.

Each Unit (“Unit”) consists of one (1) ordinary share, no par value per share, of BISON CAPITAL ACQUISTION CORP., a British Virgin Islands company (the “Company”), one (1) right (the “Right”) and one-half (1/2) of one warrant (the “Warrants”). Each holder of a Right is entitled to receive one tenth (1/10) of a share upon the Company’s completion of an initial merger, share exchange, asset acquisition, share purchase, recapitalization, contractual arrangement, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”). Each whole Warrant entitles the holder to purchase one ordinary share for $11.50 per whole share (subject to adjustment) and may only be exercised for a whole number of ordinary shares. Each Warrant will become exercisable commencing on the Company’s completion of a Business Combination and will expire unless exercised before 5:00 p.m., New York City Time, five years after the completion by Company of an initial Business Combination, or earlier upon redemption (the “Expiration Date”). The ordinary share, Rights and Warrants comprising the Units represented by this certificate are not transferable separately prior to the ninetieth (90th) day after the date of the prospectus relating to the Company’s initial public offering, unless EarlyBirdCapital, Inc. (“EBC”) determines that an earlier date is acceptable, but in no event will the ordinary shares, Rights and Warrants be traded separately until the Company files with the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds from its initial public offering including the proceeds received by the Company from the exercise of the over-allotment option thereto, if the over-allotment option is exercised. If EBC allows separate trading of the ordinary shares, Rights and Warrants prior to the 90th day after the date of the prospectus relating to the Company’s initial public offering, the Company will issue a press release and file a Current Report on Form 8-K with the SEC announcing when such separate trading shall begin. The terms of the Rights are set forth in the prospectus as well as a Rights Agreement, dated as of _______, 2017 between the Company and Continental Stock Transfer & Trust Company, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2017, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement and the Warrant Agreement are on file at the office of the Warrant Agent at 1 State Street, New York, New York 10004, and are available to any Right holder or Warrant holder, respectively, on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By
SEAL
	Chairman	2017	Chief Executive Officer

BISON CAPITAL ACQUISITION CORP.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors and not as tenants in common Act ______________ (State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint___________________________________________________________________________ Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to redeem his shares upon consummation of such business combination or in connection with certain amendments to the Company’s Amended and Restated Memorandum and Articles of Association. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.